Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
(NYSE: UFS) (TSX: UFS)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CORPORATION REPORTS PRELIMINARY FIRST QUARTER 2012 FINANCIAL RESULTS

Trough pulp prices and higher costs affect first quarter results

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted.)

•	First quarter 2012 net earnings of $0.76 per share, earnings before items[1] of $1.65 per share
•	Signed an historic 15-year supply agreement with Appleton Papers
•	Acquired Attends Healthcare Limited (“Attends Europe”)

Montreal, April 26, 2012 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $28 million ($0.76 per share) for the first quarter of 2012 compared to net earnings of $61 million ($1.63 per share) for the fourth quarter of 2011 and net earnings of $133 million ($3.14 per share) for the first quarter of 2011. Sales for the first quarter of 2012 amounted to $1.4 billion.

Excluding items listed below, the Company had earnings before items1 of $61 million ($1.65 per share) for the first quarter of 2012 compared to earnings before items1 of $93 million ($2.49 per share) for the fourth quarter of 2011 and earnings before items1 of $138 million ($3.25 per share) for the first quarter of 2011.

First quarter 2012 items:

•	Premium paid and costs related to the debt repurchase of $50 million ($30 million after tax);

•	Closure and restructuring costs, including write-down of property, plant and equipment, of $3 million ($2 million after tax); and

•	Negative impact of purchase accounting of $1 million ($1 million after tax).

Fourth quarter 2011 items:

•	Closure and restructuring costs of $38 million ($23 million after tax), mostly related to the restructuring of certain U.S. pension benefit plans; and

•	Charge of $12 million ($9 million after tax) related to the impairment and write-down of property, plant and equipment.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1/12

First quarter 2011 items:

•	Closure and restructuring costs of $11 million ($8 million after tax);

•	Gain on the sale of property, plant and equipment and business of $7 million ($5 million after tax); and

•	Charge of $3 million ($2 million after tax) related to the impairment and write-down of property, plant and equipment.

“Our businesses performed well in the quarter, but cyclically low prices in global pulp markets and higher costs affected results,” said John D. Williams, President and Chief Executive Officer. “On strategy, we announced and completed the acquisition of Attends Europe further expanding our Personal Care segment and we announced an innovative 15 year supply agreement with Appleton Papers that will result in the conversion of high volume communication paper capacity to specialty paper grades, securing a growing business long-term.”

QUARTERLY REVIEW

Operating income before items1 was $113 million in the first quarter of 2012 compared to an operating income before items1 of $148 million in the fourth quarter of 2011. Depreciation and amortization totaled $97 million in the first quarter of 2012.

(In millions of dollars)	1Q 2012	4Q 2011
Sales	$1,398	$1,369
Operating income (loss)
Pulp and Paper segment	107	92
Distribution segment	(1)	—
Personal Care segment	8	7
Corporate	(5)	—

Total	109	99
Operating income before items[1]	113	148
Depreciation and amortization	97	95

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2/12

The decrease in operating income before items1 in the first quarter of 2012 was the result of lower selling prices for paper and pulp, higher input costs, transaction costs and the negative impact of a stronger Canadian dollar. These factors were partially offset by higher shipments for papers and lower maintenance costs.

When compared to the fourth quarter of 2011, paper shipments increased 4.7% and pulp shipments decreased 3.5%. Paper deliveries of ArivaTM increased 5.1% when compared to the fourth quarter of 2011. The shipments-to-production ratio for paper was 100% in the first quarter of 2012, compared to 95% in the fourth quarter of 2011. Paper inventories decreased by 1,000 tons while pulp inventories decreased by 26,000 metric tons as at the end of March, compared to December levels.

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $30 million and capital expenditures amounted to $29 million, resulting in free cash flow1 of $1 million for the first quarter of 2012. Domtar’s net debt-to-total capitalization ratio1 stood at 18% at March 31, 2012 compared to 12% at December 31, 2011.

In the first quarter of 2012, Domtar paid $47 million in premiums in relation to the completion of a tender offer for certain outstanding Notes. Excluding these premiums, free cash flow was $48 million for the period ended March 31, 2012.

OUTLOOK

Price realizations in pulp are expected to improve from trough first quarter prices as a result of recently announced price increases. In paper, both volumes and prices are expected to positively impact results due to new business in specialty and packaging papers and price increases in the process of being implemented. The second quarter will be affected by the usual seasonal higher maintenance activity.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its first quarter 2012 financial results. Financial analysts are invited to participate in the call by dialing at least 10 minutes before start time 1 (866) 321-8231 (toll free - North America) or 1 (416) 642-5213 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its second quarter 2012 earnings on July 27, 2012 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3/12

About Domtar

Domtar Corporation (NYSE: UFS) (TSX: UFS) designs, manufactures, markets and distributes a wide variety of fiber-based products including communication papers, specialty and packaging papers and adult incontinence products. The foundation of its business is a network of world class wood fiber converting assets that produce papergrade, fluff and specialty pulps. The majority of its pulp production is consumed internally to manufacture paper and consumer products. Domtar is the largest integrated marketer of uncoated freesheet paper in North America with recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice®. Domtar is also a leading marketer and producer of a complete line of incontinence care products marketed primarily under the Attends® brand name. Domtar owns and operates ArivaTM, an extensive network of strategically located paper and printing supplies distribution facilities. In 2011, Domtar had sales of US$5.6 billion from nearly 50 countries. The Company employs approximately 9,100 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q’s. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

-(30)-

4/12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended March 31 2012	Three months ended March 31 2011
	(Unaudited)
	$	$
Selected Segment Information
Sales
Pulp and Paper	1,191	1,269
Distribution	189	217
Personal Care	70	—

Total for reportable segments	1,450	1,486
Intersegment sales - Pulp and Paper	(52)	(63)

Consolidated sales	1,398	1,423

Depreciation and amortization and impairment and write-down of property, plant and equipment
Pulp and Paper	93	92
Distribution	1	1
Personal Care	3	—

Total for reportable segments	97	93
Impairment and write-down of property, plant and equipment - Pulp and Paper	2	3

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	99	96

Operating income (loss)
Pulp and Paper	107	209
Distribution	(1)	3
Personal Care	8	—
Corporate	(5)	(1)

Consolidated operating income	109	211
Interest expense, net	71	21

Earnings before income taxes and equity earnings	38	190
Income tax expense	8	57
Equity loss, net of taxes	2	—

Net earnings	28	133

Per common share (in dollars)
Net earnings
Basic	0.76	3.16
Diluted	0.76	3.14
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	36.7	42.1
Diluted	37.0	42.4

Cash flows provided from operating activities	30	148
Additions to property, plant and equipment	29	13

5/12

Domtar Corporation

Consolidated Statements of Earnings and Comprehensive Income

(In millions of dollars, unless otherwise noted)

	Three months ended March 31 2012	Three months ended March 31 2011
	(Unaudited)
	$	$
Sales	1,398	1,423
Operating expenses
Cost of sales, excluding depreciation and amortization	1,088	1,021
Depreciation and amortization	97	93
Selling, general and administrative	99	90
Impairment and write-down of property, plant and equipment	2	3
Closure and restructuring costs	1	11
Other operating loss (income), net	2	(6)

	1,289	1,212

Operating income	109	211
Interest expense, net	71	21

Earnings before income taxes and equity earnings	38	190
Income tax expense	8	57
Equity loss, net of taxes	2	—

Net earnings	28	133

Per common share (in dollars)
Net earnings
Basic	0.76	3.16
Diluted	0.76	3.14
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	36.7	42.1
Diluted	37.0	42.4

Net earnings	28	133
Other comprehensive income:
Net derivative gains on cash flow hedges:
Net gain arising during the period, net of tax of $(1) and $1	—	4
Less: Reclassification adjustment for losses included in net earnings, net of tax of $1 and $1	3	—
Foreign currency translation adjustments	19	24

Comprehensive income	50	161

6/12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	March 31 2012	December 31 2011
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	315	444
Receivables, less allowances of $5 and $5	697	644
Inventories	676	652
Prepaid expenses	26	22
Income and other taxes receivable	43	47
Deferred income taxes	127	125

Total current assets	1,884	1,934
Property, plant and equipment, at cost	8,613	8,448
Accumulated depreciation	(5,129)	(4,989)

Net property, plant and equipment	3,484	3,459
Goodwill	234	163
Intangible assets, net of amortization	328	204
Other assets	108	109

Total assets	6,038	5,869

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	13	7
Trade and other payables	637	688
Income and other taxes payable	19	17
Long-term debt due within one year	6	4

Total current liabilities	675	716
Long-term debt	952	837
Deferred income taxes and other	968	927
Other liabilities and deferred credits	434	417
Shareholders’ equity
Exchangeable shares	49	49
Additional paid-in capital	2,326	2,326
Retained earnings	686	671
Accumulated other comprehensive loss	(52)	(74)

Total shareholders’ equity	3,009	2,972

Total liabilities and shareholders’ equity	6,038	5,869

7/12

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Three months ended March 31	Three months ended March 31
	2012	2011
	(Unaudited)
	$	$
Operating activities
Net earnings	28	133
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	97	93
Deferred income taxes and tax uncertainties	3	29
Impairment and write-down of property, plant and equipment	2	3
Gain on repurchase of long-term debt	—	—
Net gains on disposals of property, plant and equipment and sale of business	—	(7)
Stock-based compensation expense	1	1
Equity loss, net	2	—
Other	(3)	1
Changes in assets and liabilities, excluding the effects of acquisition and sale of business
Receivables	(36)	(111)
Inventories	1	1
Prepaid expenses	—	(1)
Trade and other payables	(85)	(29)
Income and other taxes	6	23
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	4	2
Other assets and other liabilities	10	10

Cash flows provided from operating activities	30	148

Investing activities
Additions to property, plant and equipment	(29)	(13)
Proceeds from disposals of property, plant and equipment	—	9
Proceeds from sale of business	—	4
Acquisition of business, net of cash acquired	(232)	—
Other	(2)	—

Cash flows used for from investing activities	(263)	—

Financing activities
Dividend payments	(13)	(11)
Net change in bank indebtedness	6	3
Issuance of long-term debt	300	—
Repayment of long-term debt	(187)	(1)
Stock repurchase	(4)	(69)
Other	2	4

Cash flows provided from (used for) financing activities	104	(74)

Net (decrease) increase in cash and cash equivalents	(129)	74
Cash and cash equivalents at beginning of period	444	530

Cash and cash equivalents at end of period	315	604

Supplemental cash flow information
Net cash payments for:
Interest	18	14
Income taxes paid	9	2

8/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2012	2011
			Q1	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings before items” to Net earnings
	Net earnings	($)	28	133	54	117	61	365
(+)	Impairment and write-down of property, plant and equipment	($)	1	2	38	4	9	53
(+)	Closure and restructuring costs	($)	1	8	1	1	23	33
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of business	($)	—	(5)	5	(3)	—	(3)
(+)	Impact of purchase accounting	($)	1	—	—	1	—	1
(+)	Loss on repurchase of long-term debt	($)	30	—	—	3	—	3
(=)	Earnings before items	($)	61	138	98	123	93	452
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	37.0	42.4	41.4	39.7	37.4	40.2
(=)	Earnings before items per diluted share	($)	1.65	3.25	2.37	3.10	2.49	11.24

Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings
	Net earnings	($)	28	133	54	117	61	365
(+)	Equity loss, net of taxes	($)	2	—	—	—	7	7
(+)	Income tax expense	($)	8	57	20	45	11	133
(+)	Interest expense, net	($)	71	21	21	25	20	87
(=)	Operating income	($)	109	211	95	187	99	592
(+)	Depreciation and amortization	($)	97	93	95	93	95	376
(+)	Impairment and write-down of property, plant and equipment	($)	2	3	62	8	12	85
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of business	($)	—	(7)	6	(4)	(1)	(6)
(=)	EBITDA	($)	208	300	258	284	205	1,047
(/)	Sales	($)	1,398	1,423	1,403	1,417	1,369	5,612
(=)	EBITDA margin	(%)	15%	21%	18%	20%	15%	19%
	EBITDA	($)	208	300	258	284	205	1,047
(+)	Closure and restructuring costs	($)	1	11	2	1	38	52
(+)	Impact of purchase accounting	($)	1	—	—	1	—	1
(=)	EBITDA before items	($)	210	311	260	286	243	1,100
(/)	Sales	($)	1,398	1,423	1,403	1,417	1,369	5,612
(=)	EBITDA margin before items	(%)	15%	22%	19%	20%	18%	20%

Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	30	148	306	257	172	883
(-)	Additions to property, plant and equipment	($)	(29)	(13)	(20)	(31)	(80)	(144)
(=)	Free cash flow	($)	1	135	286	226	92	739

“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	13	25	25	17	7
(+)	Long-term debt due within one year	($)	6	2	2	5	4
(+)	Long-term debt	($)	952	825	824	837	837
(=)	Debt	($)	971	852	851	859	848
(-)	Cash and cash equivalents	($)	(315)	(604)	(742)	(461)	(444)
(=)	Net debt	($)	656	248	109	398	404
(+)	Shareholders’ equity	($)	3,009	3,288	3,194	2,999	2,972
(=)	Total capitalization	($)	3,665	3,536	3,303	3,397	3,376
	Net debt	($)	656	248	109	398	404
(/)	Total capitalization	($)	3,665	3,536	3,303	3,397	3,376
(=)	Net debt-to-total capitalization	(%)	18%	7%	3%	12%	12%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

9/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2012

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Distribution					Personal Care (1)					Corporate					Total
			Q1’12	Q2’12	Q3’12	Q4’12	YTD	Q1’12	Q2’12	Q3’12	Q4’12	YTD	Q1’12	Q2’12	Q3’12	Q4’12	YTD	Q1’12	Q2’12	Q3’12	Q4’12	YTD	Q1’12	Q2’12	Q3’12	Q4’12	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	107	—	—	—	107	(1)	—	—	—	(1)	8	—	—	—	8	(5)	—	—	—	(5)	109	—	—	—	109
(+)	Impairment and write-down of property, plant and equipment	($)	2	—	—	—	2	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2	—	—	—	2
(+)	Closure and restructuring costs	($)	1	—	—	—	1	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	—	—	—	1
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	—	—	1	—	—	—	1	—	—	—	—	—	1	—	—	—	1
(=)	Operating income (loss) before items	($)	110	—	—	—	110	(1)	—	—	—	(1)	9	—	—	—	9	(5)	—	—	—	(5)	113	—	—	—	113

Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	110	—	—	—	110	(1)	—	—	—	(1)	9	—	—	—	9	(5)	—	—	—	(5)	113	—	—	—	113
(+)	Depreciation and amortization	($)	93	—	—	—	93	1	—	—	—	1	3	—	—	—	3	—	—	—	—	—	97	—	—	—	97
(=)	EBITDA before items	($)	203	—	—	—	203	—	—	—	—	—	12	—	—	—	12	(5)	—	—	—	(5)	210	—	—	—	210
(/)	Sales	($)	1,191	—	—	—	1,191	189	—	—	—	189	70	—	—	—	70	—	—	—	—	—	1,450	—	—	—	1,450
(=)	EBITDA margin before items	(%)	17%	—	—	—	17%	—	—	—	—	—	17%	—	—	—	17%	—	—	—	—	—	14%	—	—	—	14%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On March 1, 2012, the Company acquired 100% of the shares of Attends Healthcare Limited.

10/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2011

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Distribution					Personal Care (1)					Corporate					Total
			Q1’11	Q2’11	Q3’11	Q4’11	YTD	Q1’11	Q2’11	Q3’11	Q4’11	YTD	Q1’11	Q2’11	Q3’11	Q4’11	YTD	Q1’11	Q2’11	Q3’11	Q4’11	YTD	Q1’11	Q2’11	Q3’11	Q4’11	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items
	Operating income (loss)	($)	209	91	189	92	581	3	(2)	(1)	—	—	—	—	—	7	7	(1)	6	(1)	—	4	211	95	187	99	592
(+)	Impairment and write-down of property, plant and equipment	($)	3	62	8	12	85	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	3	62	8	12	85
(+)	Closure and restructuring costs	($)	11	2	1	37	51	—	—	—	1	1	—	—	—	—	—	—	—	—	—	—	11	2	1	38	52
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of business	($)	(4)	12	(4)	(1)	3	(3)	—	—	—	(3)	—	—	—	—	—	—	(6)	—	—	(6)	(7)	6	(4)	(1)	(6)
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	—	—	—	—	1	—	1	—	—	—	—	—	—	—	1	—	1
(=)	Operating income (loss) before items	($)	219	167	194	140	720	—	(2)	(1)	1	(2)	—	—	1	7	8	(1)	—	(1)	—	(2)	218	165	193	148	724
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	219	167	194	140	720	—	(2)	(1)	1	(2)	—	—	1	7	8	(1)	—	(1)	—	(2)	218	165	193	148	724
(+)	Depreciation and amortization	($)	92	94	91	91	368	1	1	1	1	4	—	—	1	3	4	—	—	—	—	—	93	95	93	95	376
(=)	EBITDA before items	($)	311	261	285	231	1,088	1	(1)	—	2	2	—	—	2	10	12	(1)	—	(1)	—	(2)	311	260	286	243	1,100
(/)	Sales	($)	1,269	1,261	1,246	1,177	4,953	217	190	197	177	781	—	—	17	54	71	—	—	—	—	—	1,486	1,451	1,460	1,408	5,805
(=)	EBITDA margin before items	(%)	25%	21%	23%	20%	22%	—	—	—	1%	—	—	—	12%	19%	17%	—	—	—	—	—	21%	18%	20%	17%	19%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP.

It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1) On September 1, 2011, the Company acquired 100% of the shares of Attends Healthcare, Inc.

11/12

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2012	2011
		Q1	Q1	Q2	Q3	Q4	YTD
Pulp and Paper Segment
Sales	($)	1,191	1,269	1,261	1,246	1,177	4,953
Intersegment sales - Pulp and Paper	($)	(52)	(63)	(48)	(43)	(39)	(193)
Operating income	($)	107	209	91	189	92	581
Depreciation and amortization	($)	93	92	94	91	91	368
Impairment and write-down of property, plant and equipment	($)	2	3	62	8	12	85
Papers
Papers Production	(‘000 ST)	870	899	890	875	871	3,535
Papers Shipments	(‘000 ST)	870	913	901	889	831	3,534
Communication Papers	(‘000 ST)	753	816	794	784	729	3,123
Specialty and Packaging	(‘000 ST)	117	97	107	105	102	411
Pulp
Pulp Shipments(a)	(‘000 ADMT)	389	375	361	358	403	1,497
Hardwood Kraft Pulp	(%)	15%	20%	19%	18%	19%	19%
Softwood Kraft Pulp	(%)	61%	55%	54%	57%	58%	57%
Fluff Pulp	(%)	24%	25%	27%	25%	23%	24%
Distribution Segment
Sales	($)	189	217	190	197	177	781
Operating income (loss)	($)	(1)	3	(2)	(1)	—	—
Depreciation and amortization	($)	1	1	1	1	1	4
Personal Care Segment
Sales	($)	70	—	—	17	54	71
Operating income	($)	8	—	—	—	7	7
Depreciation and amortization	($)	3	—	—	1	3	4
Average Exchange Rates	$US / $CAN	1.001	0.986	0.968	0.980	1.023	0.989
	$CAN / $US	0.999	1.014	1.034	1.021	0.977	1.011

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.

12/12